Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of July 31, 2025 (the “Agreement Date”) and is made and entered into by and between Purebase Corporation, a Nevada corporation (“Purebase”) and Dockter Farms LLC, a California limited liability company (“Dockter” and together with Purebase, the “Borrowers”) and J.J. Astor & Co., a Utah corporation (including its successors and permitted assigns, the “Lender”).

WHEREAS, the Borrowers wish to borrow the sum of $500,000 (the “Loan”) and the Borrowers wish to enter into this Agreement and the Exhibits hereto and issue to the Lender, the $650,000 Original Issue Amount secured installment promissory note in the form of Exhibit A hereto (the “Note”); and

WHEREAS, the Borrowers are willing to secure payment of the Note by (a) granting to the Lender a senior and first priority Lien on and security interest in all of the assets and properties of the Borrowers and all of the Equity Interests in Dockter, pursuant to the pledge and security interest be entered into by the Borrowers on the Funding Date and in the form of Exhibit B hereto (the “Security Agreement”); and (b) granting to the Lender a second deed of trust on 347 acres of real estate owned by Dockter and located at 14110 and 14140 Ridge Road, Sutter Creek, California (the “Property”) pursuant to the Second Deed of Trust to be entered into by Dockter on the Funding Date and in the form of Exhibit C hereto (the “Second Deed of Trust”); and

WHEREAS, the Borrowers and the Lender are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers and the Lender agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:

(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Acceleration Event” has the meaning as that term is defined in the Note.

“Acceleration Notice” has the meaning as that term is defined in the Note.

“Action” shall have the meaning ascribed to such term in Section 3.01(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement Date” shall have the meaning as defined in the Recitals.

“Boards” means the board of directors, board of managers or manager of the Borrowers and the Subsidiaries, as the context may require or permit.

“Bonus Shares” shall mean 750,000 shares of Purebase Common Stock, which Bonus Shares may be increased to 1,500,000 shares of Purebase Common Stock, as hereinafter provided.

“Borrowers Disclosure Schedule” means the disclosure schedule submitted by the Borrowers to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Borrowers set forth in this Agreement.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Confession of Judgment Affidavit” means the affidavit to be executed on the Funding Date by Scott Dockter, the Chief Executive Officer of Purebase and the member and manager of Dockter on behalf of the Borrowers and in the form of Exhibit D attached hereto, which shall be delivered to the Lender to be held in escrow by the Lender and filed with the applicable federal court in California, and Utah to enter judgment against the Borrowers, if an only if, a default in payment by the Borrowers beyond any available Grace Period of the Weekly Installment Payments that are due and payable under the Note shall occur (a “Payment Default”), which Payment Default shall constitute an Event of Default thereunder.

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Common Stock” means the common stock, $0.001 par value per share, of Purebase.

“Covenant Compliance Agreement” means the agreement dated the Agreement Date and in the form of Exhibit E attached hereto duly executed by Scott Dockter.

“Default Amount” shall have the meaning as that term is defined in the Note.

“Equity Interests” means all shares of capital stock of Purebase (whether denominated as Common Stock or preferred stock), and all equity interests, beneficial, partnership or membership interests of Dockter, as well as joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of each of the Borrowers, whether voting or non-voting.

“Equity Interest Equivalents” means any promissory note, debentures or warrants that are convertible into or exercisable for Equity Interests.

“Equity Investment” means any joint venture, partnership or other direct or indirect investments of the Borrowers in Equity Interests.

“Equity Receipts” means the aggregate amount of cash received by the Borrowers in consideration for any issuance or sale by either Borrowers on or after the Effective Date of (a) any of its Equity Interests or (b) any other note or other evidence of Indebtedness, security or instrument representing Equity Interests or any Equity Interest Equivalents in such Person, excluding any cash received (i) pursuant to an Exempt Issuance and reduced by any commissions or other transaction expenses paid by the Borrowers in connection with any such issuance or sale, or (ii) pursuant to any Indebtedness permitted hereunder.

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“Exempt Issuance” means and is limited to: (a) the issuance by the Borrowers of the Note and the Second Deed of Trust, (b) the issuance of the Senior Lender Note and Senior Deed of Trust, (c) the issuance by the Borrowers of Equity Interests or Equity Interest Equivalents in connection with any financing where the proceeds are used to reduce funded Indebtedness or to retire maturing Indebtedness (including Indebtedness owed to the Lender and the Senior Lender), or for working capital and/or other corporate purposes excluding the payment of any dividends or distributions to stockholders or Affiliates of the Borrowers, and (d) subject at all times to the prior written consent and approval of the Lender (i) securities issued in connection with any joint venture, commercial or collaborative relationship, or the acquisition or license by the Borrowers or other Borrowers of the securities, businesses, property or other assets of another person; and (ii) the issuance by the Borrowers of any Equity Interests or Equity Interest Equivalents to any directors, officers, employees or consultants of the Borrowers or other Borrowers in the form of profits interests restricted stock awards or options to purchase Equity Interests that are issued to any employee, officer, director or consultant for services provided to the Borrowers or other Borrowers in their capacity as such. For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other Indebtedness for borrowed money or other debt securities, unless otherwise approved and consented to in writing in advance by the Lender.

“Flow of Funds Agreement” means the agreement between the Borrowers and the Lender in the form of Exhibit F annexed hereto.

“Funding Amount” means ninety-six percent (96%) of the amount of the Loan, after deduction of a $20,000 Origination Fee due from the Borrowers to the Lender, representing four percent (4.0%) of the Loan which shall be retained by the Lender at Closing of the issuance of the Note on the Funding Date for its own account, all as set forth in the Flow of Funds Agreement.

“Funding Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to: (i) the Lender’s obligations to fund the Loan and provide working capital to the Borrowers as provided in the Flow of Funds Agreement, and (ii) the Borrowers’ obligations to deliver the Note and the other Transaction Documents, shall have been satisfied or waived. Subject to the foregoing conditions being met the parties will undertake to consummate the Funding Date by 5:00 p.m. Pacific time on or before July 31, 2025, or as soon thereafter as is reasonably practicable.

“Funding Request” shall mean the written request of the Borrowers to the Lender to make the Loan which shall be provided to the Lender on a date which shall be not later than three (3) Business Days (or such shorter period as Lender may agree) prior to the Agreement Date.

“Knowledge of the Borrowers” and similar statements refer to the actual knowledge of any executive officer of the Borrowers after due inquiry of those persons employed by the Borrowers charged with administrative or operational responsibility for such matter.

“Grace Period” has the meaning as that term is defined in the Note.

“Indebtedness” has the meaning as that term is defined in the Note.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law.

“Intellectual Property” has the meaning ascribed to such term in Section 3.01(n).

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“Liens” shall mean a lien, charge, security interest, deed of trust, mortgage, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party against property.

“Loan” shall have the meaning as defined in the Recitals.

“Borrowers” shall have the meaning as defined in the Recitals.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(a) and Section 3.01(b).

“Net Proceeds” means the aggregate cash proceeds received by the Borrowers in connection with the applicable transaction, net of the direct costs relating to transaction, including, without limitation, legal, accounting, consulting, printing and investment banking fees, sales commissions and underwriters’ discounts, and taxes paid or payable as a result of the transaction.

“Note” has the meaning as defined in the Recitals.

“Obligations” means (a) the unpaid principal of and interest on the Note (including interest included in Default Amounts accruing after an Event of Default or the maturity of the Loan and Note, (b) interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) in respect of the Loan and Note and (c) all other obligations and liabilities (including any fees or expenses that accrue after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Borrowers to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Lender) that are required to be paid by any Borrower pursuant any Loan Document or otherwise. For the avoidance of doubt, the Obligations shall not include any obligations arising under any warrants or other equity instruments issued by any Borrower to the Lender.

“Original Principal Amount” shall have the meaning as that term is defined in the Note.

“Origination Fee” shall mean (a) the sum of $20,000 which shall be deducted from the Funding Amount on the Funding Date of the Note and retained by the Lender.

“Outstanding Principal Amount” shall have the meaning as that term is defined in the Note.

“Payment Notice” shall have the meaning as that term is defined in the Note.

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“Permitted Indebtedness” means (a) the Borrowers’ Indebtedness to the Lender; (b) Indebtedness to the Senior Lender, (c) Indebtedness to vendors, suppliers, service providers or other trade creditors incurred in the ordinary course of business; (d) other Indebtedness of the Borrowers that is disclosed to the Lender in Section 3.01(g) and Section 3.01(r) of the Borrowers Disclosure Schedule and which is unsecured and junior in priority to the Borrowers’ Indebtedness to the Lender under this Agreement and the other Transaction Documents; (e) other Indebtedness of the Borrowers existing on the Agreement Date and disclosed to the Lender in Section 3.01(g) and Section 3.01(r) of the Borrowers Disclosure Schedule; (f) intercompany Indebtedness; (g) by endorsement of instruments or items of payment for deposit to the general account of such Person, (h) guaranteed Indebtedness incurred for the benefit of Borrowers and their Subsidiaries if the primary obligation is permitted by this Agreement, including guarantees with respect to Indebtedness permitted under this Agreement and other guarantees of operating leases or other contract obligations not constituting Indebtedness not prohibited by this Agreement, (i) additional unsecured Indebtedness (including purchase money Indebtedness and capital leases) in an aggregate outstanding amount not to exceed $50,000, (j) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of performance bonds or surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (k) Indebtedness incurred in respect of netting services and ordinary course of business overdraft protection in connection with deposit accounts permitted under the Transaction Documents; (l) contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, and other similar obligations; (m) Indebtedness representing reasonable deferred compensation owed to officers, employees and directors incurred in the ordinary course of business and consistent with past practice; (n) the financing of insurance premiums in the ordinary course of business; (o) Indebtedness owing to banks or other financial institutions under corporate credit cards issued to officers and employees for business related expenses in the ordinary course of business, (p) Indebtedness with respect to health, disability and other employee benefits incurred in the ordinary course of business and consistent with past practice, and (q) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (p) above, provided that the principal amount thereof is not increased or the payment terms thereof are not modified to impose more burdensome terms upon the Borrowers, as the case may be.

“Permitted Liens” means (i) Liens in favor of the Senior Lender, (ii) Liens in favor of the Lender, (iii) pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, (iv) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other nonconsensual restrictions imposed by operation of law (or contractual restatements of the same); (v) Liens for taxes, assessments or governmental or similar charges which have not been recorded/filed with the applicable secretary of state and which are not delinquent, are for sums less than $50,000 in the aggregate or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintain on the books of the Borrowers, (vi) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker’s liens, rights to set off or similar rights and remedies as to deposit accounts, (vii) judgement liens that, to the extent not released, would reasonably be expected to result in a Material Adverse Effect, (viii) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (ix) customary anti-assignment provisions in leases and other contracts entered into in the ordinary course of business, (x) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to “true” operating leases entered into in the ordinary course of business of the Borrowers and their Subsidiaries, (xi) Liens in favor of the Lender, (xii) purchase money Liens or Liens securing capital leases, to the extent the underlying Indebtedness obligation constitutes Permitted Indebtedness, (xiii) other Liens existing as of the Funding Date that are disclosed on Section 3.01(r) to the Borrowers Disclosure Schedule, (xiv) leases or subleases granted to others in each case not interfering with the ordinary conduct of the business of any Borrowers or any of its Subsidiaries, (xv) deposits securing the performance of leases and other contracts in the ordinary course of business (but not to include any contracts in respect of the payment for borrowed money), and (xvi) Liens on insurance proceeds to the extent securing the permitted financing of insurance premiums in the ordinary course of business.

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“Person” means an individual or any corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Property” means approximately 347 acres of real estate owned by Dockter, located at 14110 and 14140 Ridge Road, Sutter Creek, California, which has been appraised on September 6, 2024 at an estimated market value of $5,460,000 and is subject to a $1,600,000 First Deed of Trust held by the Senior Lender.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Second Deed of Trust” means the deed of trust issued by Dockter in favor of the Lender dated as of the date hereof, and in the form of Exhibit C attached hereto.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, and in the form of Exhibit B attached hereto.

“Senior Lender” means Integrity Private Capital Fund I, LLC, a California limited liability company, that holds a $1,600,000 First Deed of Trust on the Property.

“Senior Lender Financing Agreement” means the loan and security agreement dated March 27, 2025 among Dockter and the Senior Lender of which an aggregate of approximately $1,600,000 of Indebtedness is currently is outstanding as of the Agreement Date.

“Transaction Documents” means the collective reference to (a) this Agreement, (b) the Note, (c) the Security Agreement, (d) the Second Deed of Trust, (e) Confession of Judgment Affidavit, (f) the Covenant Compliance Agreement, (g) the Bonus Shares, and (h) the Funds Flow Agreement. All other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II

THE LOAN

Section 2.01 Funding Date.

(a) On the Funding Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the Loan of $500,000, less the $20,000 Origination Fee which shall be retained by the Lender, and the Borrowers hereby agrees to issue to the Lender the Note in the $650,000 Original Principal Amount, and the Lender hereby agrees to accept from the Borrowers the Note.

(b) On the Funding Date, the Lender shall deliver to the Borrowers, via wire transfer, of immediately available funds, an amount equal to approximately $480,000, representing the $500,000 Funding Amount, less the Origination Fee, as set forth in the Flow of Funds Agreement.

(c) The Borrowers shall deliver to the Lender such Note and other Transaction Documents to be delivered as of the Funding Date and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the Closing.

(d) Upon satisfaction (or waiver) of the conditions set forth in Sections 2.02 and 2.03, the Funding shall occur as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

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Section 2.02 Funding Date Deliverables.

(a) By Lender. On or prior to the Funding Date, the Lender shall deliver or cause to be delivered to the Borrowers the following:

(i)	this Agreement duly executed by the Lender;

(ii)	the Security Agreement, the form of which is attached hereto as Exhibit B, duly executed by the Lender;

(iii)	the Second Deed of Trust the form of which is attached hereto as Exhibit C, duly executed by the Lender;

(iv)	the $480,000 Funding Amount as set forth in the Flow of Funds Agreement, by wire transfer to the Borrowers pursuant to the wiring instructions to be provided by the Borrowers; and

(v)	the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit E attached hereto; and

(b) By the Borrowers. On or prior to the Funding Date, the Borrowers shall deliver or cause to be delivered to the Lender:

(i)	this Agreement, duly executed by an authorized officer and the member and manager on behalf of the Borrowers;

(ii)	the Note, the form of which is attached hereto as Exhibit A, registered in the name of the Lender or its registered assigns, in the $650,000 Original Principal Amount calculated in accordance herewith, duly executed by an authorized officer and the member and manager on behalf of the Borrowers;

(iii)	the Security Agreement, the form of which is attached hereto as Exhibit B, executed by a duly authorized officer and the member and manager of the Borrowers;

(iv)	the Second Deed of Trust, the form of which is attached hereto as Exhibit C, executed by a duly authorized officer and the member and manager of the Borrowers;

(v)	the Confession of Judgment Affidavit in the form of Exhibit D executed by Scott Dockter; which shall be held in escrow by the Lender and which may be filed by the Lender with the federal district court of Amador County, California and in the Utah Court if, and only if, a Payment Default (as defined therein) under the Note shall have occurred and be continuing;

(vi)	the Covenant Compliance Agreement in the form of Exhibit E executed by Scott Dockter;

(vii)	the Flow of Funds Agreement duly executed by the Borrowers and in the form of Exhibit F attached hereto;

(viii)	a stock certificate duly executed by the Chief Executive Officer and Secretary of Purebase evidencing the Bonus Shares registered in the name of the Lender and to be delivered to the Lender on the Funding Date;

(ix)	the Borrowers will cause to be delivered to the Lender certificates evidencing 100% of the Equity Interests of Dockter, duly executed by Scott Dockter, as the Pledged Collateral under the Security Agreement; and

(x)	an officer’s and members certificate of each of the Borrowers certifying its: (A) charter (or similar formation document); (B) good standing certificate in its state of incorporation or formation; (C) bylaws (or similar governing document); and (D) resolutions of its Board of Directors of Purebase and the Manager of Dockter approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

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Section 2.03 Funding Date Conditions.

(a) The obligations of the Borrowers hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Borrowers may waive any of the conditions for the Funding hereafter):

(i)	the accuracy in all material respects on the Funding Date of the Lender’s representations and warranties contained herein;

(ii)	all obligations, covenants and agreements of the Lender required to be performed at or prior to the Funding Date shall have been performed; and

(iii)	the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b) The obligations of the Lender hereunder in connection with the Funding are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for the Funding hereafter):

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Funding Date of the representations and warranties of the Borrowers contained herein (unless such representation or warranty is made as of a specific date, in which case, it shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Borrowers required to be performed at or prior to the Funding Date shall have been performed;

(iii)	the delivery by the Borrowers of all of the items and documents set forth and described in Section 2.02(b) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Borrowers since the date hereof; and

(v)	the Borrowers shall furnish the Lender with the wiring instructions for the Funding Amount.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Borrowers. The Borrowers hereby jointly and severally represent and warrant to the Lender on behalf of the Borrowers, as well as any Subsidiary that is formed or acquired by any of the Borrowers following the Funding Date, that, other than as set forth in the applicable Section of the Borrowers Disclosure Schedule, the following representations are true and complete as of the date of the date hereof and as of the Funding Date.

(a) Organization and Qualification. Each of the Borrowers has been duly incorporated or otherwise organized, validly existing and in good standing under the laws of their respective states of formation. Each of the Borrowers have the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. None of the Borrowers are in violation or default of any of the provisions of its certificate of formation (or equivalent formation document) and limited liability company agreement (or equivalent governing document), each, as amended and in effect. A complete and correct copy of the certificate of formation (or equivalent formation document) and limited liability company agreement (or equivalent governing document) of the Borrowers, each as amended and in effect on the date of this Agreement and as will be in effect on the applicable Funding Date, is attached to the officer’s certificate referenced in Section 2.02(b) or Section 2.04(b), as applicable. There are no other organizational or charter documents of the Borrowers. The Borrowers are duly qualified to conduct business and are in good standing as a foreign corporation or other limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Borrowers taken as a whole; or (iii) a material adverse effect on the Borrowers’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Borrowers operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(b) Authorization; Enforcement. Each of the Borrowers have the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Borrowers and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Borrowers and no further action is required by the Borrowers or their Board of Directors or Managers in connection therewith (other than the Required Approvals). Each Transaction Document to which the Borrowers are a party has been (or upon delivery will have been) duly executed by the Borrowers and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) No Conflicts. The execution, delivery and performance by the Borrowers of the Transaction Documents to which it is (or is to be) a party and the consummation by the Borrowers of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Borrowers’ certificate of formation, limited liability company agreement or other organizational or charter documents; (ii) conflict with, or constitute a default under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Borrowers, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, agreement or other instrument (evidencing Indebtedness of the Borrowers, or otherwise) or by which any property or asset of the Borrowers are bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrowers are subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Borrowers are bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Borrowers are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing; and (ii) the filing of Form D with the Securities and Exchange Commission and such filings as are required to be made under applicable State Securities Laws (collectively, the “Required Approvals”).

(e) Intentionally Omitted.

(f) Capitalization. As of the date hereof, the capitalization of the Borrowers and each of the Existing Subsidiaries are as set forth in Section 3.01(f) of the Borrowers Disclosure Schedule. The Borrowers have no Indebtedness, except as otherwise disclosed in Section 3.01(f) of the Borrowers Disclosure Schedule or other Permitted Indebtedness. The Borrowers have not issued any Equity Interests, Equity Interests Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Equity Interests Equivalents outstanding as of the date hereof, except as set forth on Schedule 3.01(f) of the Borrowers Disclosure Schedule. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Section 3.01(f) of the Borrowers Disclosure Schedule, as of the date hereof, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Equity Interests or the capital stock of the Subsidiary, or contracts, commitments, understandings or arrangements by which the Borrowers are or may become bound to issue additional Equity Interests or Equity Interests Equivalents or capital stock of the Subsidiary. The issuance and sale of the Note will not obligate the Borrowers to issue any securities to any Person (other than the Lender) and will not result in the right of any holder of Borrowers securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Equity Interests of the Borrowers are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Note hereunder.

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(g) Undisclosed Liabilities. The Borrowers have no liability, indebtedness, obligation, expense, claim or deficiency of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) has not arisen: (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements in an amount that does not exceed $25,000 in any one case or $50,000 in the aggregate, (ii) pursuant to or in connection with this Agreement or other Transaction Document, or (iii) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. The Borrowers are not in default with respect to any Indebtedness.

(h) Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Borrowers have not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Borrowers’ financial statements pursuant to generally accepted accounting principles (“GAAP”); (C) the Borrowers have not materially altered their method of accounting; (D) the Borrowers have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (E) the Borrowers have not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Borrowers equity incentive plans.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers, or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (B) if there were an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. In the last five (5) years, none of the Borrowers is or has been the subject of any Action involving: (x) a claim of breach of fiduciary duty; or (y) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

(j) Labor Relations. No labor dispute exists or, to the knowledge of the Borrowers, is imminent with respect to any of the employees of the Borrowers which would reasonably be expected to result in a Material Adverse Effect. None of the Borrowers’ employees is a member of a union that relates to such employee’s relationship with the Borrowers, and the Borrowers are not a party to any collective bargaining agreement. The Borrowers believe that their relationship with their employees is satisfactory. No executive officer, to the knowledge of the Borrowers, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement. To the best of the Borrowers’ knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.,.

(k) Compliance. Except as disclosed set forth in Section 3.01(k) of the Borrowers Disclosure Schedule, the Borrowers: (i) are neither in default under nor in violation of, nor has the Borrowers received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement (whether or not such default or violation has been waived) and is not being paid off in connection with the proceeds of the Loan; (ii) are not in violation of any order of any court, arbitrator or governmental body; and (iii) are not and has not been in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment.

(l) Regulatory Permits. The Borrowers possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Borrowers have not received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(m) Title to Assets. The Borrowers have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Borrowers, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Borrowers are held by it under valid, subsisting and enforceable leases with which the Borrowers are in compliance except as disclosed in Schedule 3.1(m) of the Borrowers Disclosure Schedule.

(n) Intellectual Property. (i) The Borrowers own, or have the right to use in the conduct of their business, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, software, websites, domain names, meta data, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business as presently conducted (collectively, the “Intellectual Property”); (ii) the Borrowers have not received written notice that any of the Intellectual Property violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property are enforceable by the Borrowers, and to the knowledge of the Borrowers there is no existing infringement by any other Person of any of the Intellectual Property, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Borrowers have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property.

(o) Transactions with Officers, Directors and Employees. Except as set forth in Schedule 3.1(o) of the Borrowers Disclosure Schedule, none of the officers or directors of the Borrowers and, to the knowledge of the Borrowers, none of the employees of the Borrowers, is presently a party to any transaction with the Borrowers (other than for services as employees, officers and directors and related party Note), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Borrowers, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Borrowers; and (z) other employee benefits, including stock option agreements under any stock option plan of the Borrowers.

(p) Indebtedness. All Indebtedness owed by the Borrowers to all other Persons is disclosed in Section 3.01(g) and Section 3.01(r) of the C Disclosure Schedule and, except as disclosed on such Schedules, is unsecured.

(q) Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Note by the Borrowers to the Lender as contemplated hereby.

(r) Investment Company. The Borrowers are not, and are not an Affiliate of, and immediately after receipt of payment for the Note will not be or be an Affiliate of, a Person required to register as an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Borrowers shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Disclosure. All disclosure furnished by or on behalf of the Borrowers to the Lender regarding the Borrowers, its business and the transactions contemplated hereby, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading in any material respect.

(t) No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Borrowers, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Borrowers for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

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(u) Solvency. The Borrowers, on a consolidated basis, will not, after the Funding Date, incur debts beyond their general ability to pay such debts (including Permitted Indebtedness) as they mature in the ordinary course (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Borrowers have no knowledge of any facts or circumstances which lead it to believe that they will be required in the foreseeable future to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

(v) Tax Status. Except as set forth in Section 3.01(v) of the Borrowers Disclosure Schedule, the Borrowers have filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and the Borrowers have no knowledge of a material tax deficiency which has been asserted or threatened against the Borrowers.

(w) No General Solicitation. Neither the Borrowers nor any Person acting on behalf of the Borrowers have offered or sold the Note by any form of general solicitation or general advertising. The Borrowers have offered the Note for sale only to the Lender.

(x) Insurance. As set forth in Section 3.01(x) of the Borrowers Disclosure Schedule, the Borrowers are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrowers reasonably believes to be prudent and customary in the businesses in which the Borrowers are engaged. The Borrowers have no reason to believe that they will not be able to renew insurance coverage as and when such coverage expires or to obtain sufficient coverage from similar insurers.

(y) Acknowledgment Regarding Lender’s Purchase of the Note. The Borrowers acknowledge and agree that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Borrowers further acknowledge that Lender is not acting as a financial advisor or fiduciary of the Borrowers (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Note. The Borrowers further represents to the Lender that the Borrowers’ decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Borrowers and its representatives.

(z) No Disqualification Events. With respect to the Note and Bonus Shares to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act\, none of the Borrowers, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Borrowers, any beneficial owner of twenty percent (20%) or more of the Borrowers’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrowers in any capacity at the time of sale is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Borrowers have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Borrowers have complied, to the extent applicable, with their disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(aa) Other Covered Persons. The Borrowers are not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(bb) Foreign Corrupt Practices. To the knowledge of the Borrowers, neither the Borrowers nor any agent or other person acting on behalf of the Borrowers, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Borrowers (or made by any person acting on its behalf of which the Borrowers are aware) which is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

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(cc) Office of Foreign Assets Control. Neither the Borrowers nor, to the Borrowers’ knowledge, any director or executive officer of the Borrowers are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd) U.S. Real Property Holding Corporation. The Borrowers are not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Borrowers shall so certify upon Lender’s request.

(ee) Bank Holding Company Act. Neither the Borrowers nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Borrowers nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Borrowers nor any of its Affiliates exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff) Money Laundering. The operations of the Borrowers are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrowers with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrowers, threatened.

(gg) Representations. The representations and warranties of the Borrowers contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances under which they were made, as supplemented from time to time. The Borrowers acknowledge and agree that the representations contained in section 3.02 shall not modify, amend or affect Lender’s right to rely on the Borrowers’ representations and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02 Representations and Warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Funding Date to the Borrowers as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Lender understands that the Note and Bonus Shares, are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Note and Bonus Shares, as principal for its own account and not with a view to or for distributing or reselling such Note and Bonus Shares, or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no intention of assigning or distributing any of such Note and Bonus Shares in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such the Note and Bonus Shares (this representation and warranty not limiting the Lender’s right to sell the Note and/or Bonus Shares, in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. The Lender is acquiring the Note and Bonus Shares hereunder in the ordinary course of its business.

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(c) Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of the Note and Bonus Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except in a private transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws or if the Bonus Shares have been registered for resale by Purebase under the Securities Act, (ii) that the certificates representing the Note and Bonus Shares will bear a legend making reference to the foregoing restrictions, and (iii) that the Borrowers and their Affiliates shall not be required to give effect to any purported transfer of such the Note, except upon compliance with the foregoing restrictions.

(d) Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Borrowers or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete and does not contain any misrepresentation or material omission.

(e) Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(f) No Trading Market. The Lender acknowledges that there is currently no trading market for the Note and that none is expected to develop for the Note.

(g) General Solicitation. The Lender acknowledges that neither the Borrowers nor any other person offered to sell the Note and Bonus Shares to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Lender. The Lender is a United States person and not a foreign Lender.

(j) Information from Borrowers. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Borrowers in this Agreement and have had all inquiries to the Borrowers answered, and have been furnished all requested materials, relating to the Borrowers and the Offering and sale of the Note and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Borrowers or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTE INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Borrowers or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Note offered hereby is highly speculative and involves a high degree of risk and Lender should only purchase these securities if Lender can afford to lose its entire investment.

(l) Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.

The Borrowers acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect the Lender’s right to rely on the Borrowers’ representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

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ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Affirmative and Negative Covenants. Each of the Borrowers hereby covenants and agrees after the date hereof that until all obligations and Indebtedness owed to the Lender shall have been paid in full, without the prior written approval of the Lender:

(a) the Borrowers shall not incur any Indebtedness, other than Permitted Indebtedness a refinancing of the Indebtedness underlying the Senior Lender Financing Agreement which (i) does not increase the amount thereof or (ii) impose a Lien on or security interest in the assets and properties and/or the Equity Interest of the Borrowers which are secured under the Security Agreement, or as otherwise expressly permitted by this Agreement (“Additional Indebtedness”), unless in each case the net cash proceeds to the Borrowers or such Borrowers of such Additional Indebtedness shall be used to prepay 100% of the then Outstanding Principal Amount of the Note (including any Default Amount and accrued interest thereon), or the issuance such Additional Indebtedness shall otherwise be approved in advance by the Lender;

(b) the Borrowers shall not engage in the public or private sale of any securities, including convertible and non-convertible notes or debentures, Equity Interests or Equity Interests Equivalents, except Exempt Issuances, or as otherwise expressly permitted in this Agreement, the Note or other Transaction Documents, unless 100% of the net cash proceeds to the Borrowers from such sale or sales are used to repay all or a portion of the then Outstanding Principal Amount of the Note (including any Default Amount and accrued interest thereon);

(c) no payments of Indebtedness shall be paid to the stockholders or Purebase or any other Affiliate of the Borrowers, other than payments of deferred compensation to members of the board of directors, managers and employees of or consultants to the Borrowers;

(d) the Borrowers shall not permit any Person to have a Lien of any of the assets of any of the Borrowers, except for Permitted Liens;

(e) the Borrowers shall materially comply with all of the additional affirmative and negative covenants set forth in the Note and the Security Agreement; and

(f) in the event that following ninety (90) days from the Funding Date, the market price of the Purebase Common Stock as traded on any applicable trading market or exchange shall be not in excess of fifty cents ($0.50) per share, then and in such event Purebase shall issue to the Lender an additional 750,000 shares of Purebase Common Stock (the “Additional Bonus Shares”).

Section 4.02 Transfer Restrictions.

(a) The Lender agrees to the imprinting of a legend on any of the Note, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. [THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (AS DEFINED IN §1273(A) OF THE INTERNAL REVENUE CODE AND TREASURY REGULATION §1.1273-1PROMULGATED THEREUNDER). THE HOLDER CAN OBTAIN THE INFORMATION DESCRIBED IN TREASURY REGULATION § 1.1275-3 BY WRITING TO THE CHIEF FINANCIAL OFFICER OF THE BORROWERSS AT THE ADDRESS PROVIDED FOR IN THE LOAN AGREEMENT

Section 4.03 Use of Proceeds; Restrictions on Certain Payments. The Borrowers shall use the net proceeds hereunder for general working capital purposes and other general corporate purposes.

Section 4.04 Future Subsidiary. Any direct or indirect Subsidiary of the Borrowers that is formed or acquired after the Funding Date and before the Note shall have been repaid in full shall promptly thereafter execute and deliver (or otherwise join and agreed to be bound as a Debtor under) the Security Agreement.

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Section 4.05 Integration. The Borrowers shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note to the Lender in a manner that would require the registration under the Securities Act of the issuance and sale of the Note to the Lender.

Section 4.06 Publicity. The Borrowers and the Lender shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Borrowers nor the Lender shall issue any such press release or otherwise make any such public statement without the prior written consent of the Borrowers with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release of the Borrowers mentioning the Lender, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, or communication.

Section 4.07 Indemnification of Lender. The Borrowers shall jointly and severally indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all direct losses, direct claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature (including reasonable and documented out of pocket fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Borrowers in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Borrowers who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

ARTICLE V

MISCELLANEOUS

Section 5.01 Termination. This Agreement may be terminated by the Lender by written notice to the Borrowers if the Closing has not been consummated on or before the third Business Day after the date of the execution and delivery of this Agreement by both the Borrowers and the Lender; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02 Fees and Expenses. The Borrowers shall bear the expenses of the Borrowers and the Lender incurred in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, pre-agreed reasonable and documented out of pocket attorneys’ and consultants’ fees and expenses (including reasonable and documented out of pocket fees to Lender’s counsel), reasonable and documented out of pocket fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, reasonable and documented out of pocket fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Borrowers must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Borrowers must make immediate payment for reimbursement to the Lender for all fees and expenses immediately upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Borrowers shall pay the Origination Fees to the Lender as specified hereinabove.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to Lender:

J.J. Astor & Co.

26 S Rio Grande Street, #2072

Salt Lake City, Utah 84101

Attn: Michael Pope, CEO

Email: michael.p@jjastor.com

with a copy (which shall not constitute notice) to:

Michelman & Robinson LLP

10880 Wilshire Boulevard, 19th floor

Los Angeles CA 90024

Attn: Mehdi Sinaki, Esq.

Email: msinaki@mrllp.com

if to the Borrowers:

Purebase Corporation

3090 Boeing Rd.

Cameron Park, CA 95682

Attn: Scott Dockter, CEO

Email: sdockter@purebase.com

Docker Farms LLC

3090 Boeing Rd.

Cameron Park, CA 95682

Attn: Scott Dockter, Member and Manager

Email: sdockter@purebase.com

with a copy (which shall not constitute notice) to:

Crone Law Group PC

12121 Wilshire Blvd, Suite 810

Los Angeles, CA 90024

Attn: Cassi Olson Esq.

Email: colson@cronelawgroup.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

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Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Borrowers and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrowers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). With consent of the Borrowers (unless an Event of Default is continuing), the Lender may assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Note, and/or participate any of such rights in connection with granting of any participation of the Note, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Arbitration and Governing Law.

(a) Arbitration of Disputes. In the event and to the extent that a claim or dispute arises out of, or in relation to this Agreement or any other Transaction Document, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement or such Transaction Document(s), the Parties hereby each agree that the claim or dispute shall be, at the election of any Party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration, except that Lender may, at its election, maintain any action for equitable relief in the United States District Court in Salt Lake City, Utah, including seeking the appointment of a receiver, judicial foreclosure, an accounting of Collateral, restraining orders or injunctions or other equitable relief without a right to compel arbitration by the Borrowers. To the extent that an arbitration occurs, the Parties agree that the arbitration shall be held in Salt Lake City, Utah and shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law, and in connection therewith each of the Borrowers hereby expressly waive any right to seek an exemption from Nevada law or Utah law based on any public policies or principles of any other State. The Parties agree that the arbitration shall be conducted before a single arbitrator. Judgment on the award may be entered in any federal or state court in the State of Utah and in the federal courts of any other State, including Nevada or North Carolina. The Parties further agree that the costs of the arbitration shall be divided equally between the Borrowers and the Lender until a prevailing Party is determined, at which time the non-prevailing Party shall be charged the prevailing Party’s share of the arbitration fees. Each Party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one Person’s claims and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

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(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced at the discretion of the plaintiff(s), exclusively in either United States District Court for the District of Clark County, Nevada (the “Nevada Court”), the United States District Court for the Central District of California, Western Division (the “California Court”) or the federal and state courts sitting in Salt Lake County, Salt Lake City, Utah (the “Utah Court”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Court, the California Court or the Utah Court for adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Court, the California Court or the Utah Court, or that such Nevada Court, the California Court or the Utah Court are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its reasonable and documented out of pocket attorney’s fees and other reasonable and documented out of pocket costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note and other Transaction Documents.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Borrowers does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Borrowers, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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Section 5.13 Replacement of the Note. If any certificate or instrument evidencing the Note is mutilated, lost, stolen or destroyed, the Borrowers shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrowers of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable and documented out of pocket third-party costs (including customary indemnity) associated with the issuance of such replacement the Note.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Borrowers will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15 Payment Set Aside. To the extent that the Borrowers makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrowers, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Equity Interests in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Equity Interests that occur after the date of this Agreement.

Section 5.17 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the Agreement Date set forth above.

Borrowers:

PUREBASE CORPORATION

By:
Name:	Scott Dockter,
Title:	Chief Executive Officer

DOCKTER FARMS LLC

By:
Name:	Scott Dockter,
Title:	Member and Manager

Lender:

J.J. ASTOR & CO.

By:
Name:	Michael Pope
Title:	Chief Executive Officer

BORROWERS DISCLOSURE SCHEDULES

Schedule 3.01(f)

Capitalization

Borrowers	Record Owner of all Outstanding Equity Securities of the Borrowers	Authorized Equity Securities	Issued and Outstanding Equity Securities

Outstanding options, warrants, scrip rights to subscribe to, calls or commitments:

Schedule 3.01(g)

Undisclosed Liabilities

Schedule 3.01(k)

Compliance

Schedule 3.01(m)

Title to Assets

Schedule 3.01(o)

Transactions with Officers, Directors and Employees

Schedule 3.01(p)

Indebtedness

Schedule 3.01(r)

Liens

Schedule 3.01(w)

Tax Status

Schedule 3.01(x)

Insurance

Insurance	Policy Period	Type of Insurance